Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of April 18, 2007, with an effective date determined in accordance with Section 4 below (the “Effective Date”), is entered into by and among TUESDAY MORNING, INC., a Texas corporation (the “Borrower”), TUESDAY MORNING CORPORATION, a Delaware corporation (“TMC”), TMI HOLDINGS, INC., a Delaware corporation (“Holdings”, together with TMC, the “Parental Entities”), the Lenders party to the Credit Agreement (as defined below) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

STATEMENT OF PURPOSE

The Borrower, the Parental Entities, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of December 22, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrower.  Capitalized terms used in this Amendment which are not otherwise defined herein have the respective meanings attributed to such terms in the Credit Agreement.

The Borrower has requested that the Credit Agreement be amended in the manner set forth herein and the Lenders are willing to agree to the requested amendment, but only upon the terms and conditions of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                                            Amendments to Credit Agreement. The Credit Agreement is, effective as of the Effective Date, hereby amended as follows:

(a)                                       Section 1.1 of the Credit Agreement is hereby amended as follows:

(i)                                     The definition of “Applicable Margin” is hereby amended by deleting the pricing grid therein in its entirety and replacing it with the following:

Pricing			Revolving Credit Loans
Level	Average Total Leverage Ratio	Commitment Fee	LIBOR +	Base Rate +
I	Greater than or equal to 2.50 to 1.00	0.250%	1.550%	0.250%
II	Greater than or equal to 2.00 to 1.00, but less than 2.50 to 1.00	0.225%	1.300%	0.000%
III	Greater than or equal to 1.50 to 1.00, but less than 2.00 to 1.00	0.200%	1.050%	0.000%
IV	Greater than or equal to 1.00 to 1.00, but less than 1.50 to 1.00	0.175%	0.925%	0.000%
V	Less than 1.00 to 1.00	0.150%	0.800%	0.000%

(ii)                                  The following new definition is hereby added in proper alphabetical order:

“First Amendment” means the First Amendment to Credit Agreement by and among the Borrower, the Parental Entities, the Administrative Agent and the Lenders dated as of April 18, 2007.”

(iii)                               The definition of “Revolving Credit Commitment” is hereby amended by deleting the last sentence of such definition in its entirety and replacing it with the following:

“The Revolving Credit Commitment of all Lenders as of the Effective Date (as defined in the First Amendment) of the First Amendment shall be Two Hundred Million Dollars ($200,000,000).”

(iv)                              The definition of “Revolving Credit Maturity Date” is hereby amended by replacing the date “December 22, 2009” with the date “December 22, 2010”.

(b)                                 Article II of the Credit Agreement is hereby amended by adding the following new Section 2.8:

“SECTION 2.8                    Clean-Down Period.  For a consecutive fifteen-day period between the first day of December of each calendar year and the last day of January of the immediately following calendar year (the “Clean-Down Period”), beginning in December 2007, the sum of the aggregate principal amount of all Revolving Credit Loans outstanding, plus the aggregate outstanding principal amount of Swingline Loans, shall not exceed thirty million dollars ($30,000,000) during such Clean-Down Period.”

(c)                                  Section 9.1 of the Credit Agreement is hereby amended by replacing the ratio “3.00 to 1.0” with the ratio “2.50 to 1.0”.

(d)                                 Section 10.3(b) of the Credit Agreement is hereby amended by deleting the word “or” which appears immediately preceding clause (iv) and adding the following phrase immediately prior to the semicolon at the end of such subsection:

“or (v) domestic money market and similar funds (A) having assets of at least $1,000,000,000 and (B) having a credit rating of at least AA or its equivalent from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or other national recognized rating agency.”

(e)                                  Section 10.9(a) of the Credit Agreement is hereby amended by deleting the proviso in subsection (a) in its entirety and replacing it with the following:

“provided that upon thirty (30) days prior notice to the Administrative Agent, the Credit Parties and their Subsidiaries may all change their Fiscal Year ends from December 31 to June 30; provided further, that the financial statements, business plan and compliance certificate required to be delivered pursuant to Section 7.1(b), Section 7.1(c) and Section 7.2, respectively, shall be delivered to the Administrative Agent in accordance with such sections on a no-less-frequent basis than that existing prior to any such change in Fiscal Year end,”

(f)                                    The cover page of the Credit Agreement and the preamble of the Credit Agreement are hereby amended by deleting the references to “U.S. Bank National Association” as a Documentation Agent and substituting in lieu thereof “Capital One, N.A.”.

Section 2.                                            Waiver and Consent.  The Administrative Agent and the Lenders hereby waive any Default or Event of Default that may have been caused by the Borrower’s failure to deliver the updated lists of inventory locations and deposit accounts required pursuant to Sections 4.3(ii) and 4.4(b), respectively, of the Collateral Agreement on the anniversary of the Closing Date.

Section 3.                                            Reduction/Assignments of Commitments of Exiting Lenders.

(a)                                  Each of The Royal Bank of Scotland plc (“RBS”) and U.S. Bank National Association (“US Bank”, collectively with RBS, the “Exiting Lenders”) has approached the Administrative Agent and indicated that it wishes to exit the Credit Facility and no longer be a “Lender” thereunder.  Certain existing Lenders have agreed to increase their Commitments to absorb RBS’s Commitment (each such Lender, an “Increasing Lender”) and First Tennessee Bank, National Association (“First Tennessee”) has agreed to join the Credit Facility and take $15,000,000 of US Bank’s Commitment, such that the amount of the Credit Facility and the aggregate Commitment shall be, after giving effect to the non-pro rata Commitment reduction set forth below, $200,000,000.

(b)                                 Accordingly and notwithstanding any provision to the contrary contained in the Credit Agreement, the Administrative Agent, the Borrower, RBS and the Lenders hereby agree that, upon the Effective Date hereof, RBS shall have assigned, without recourse, its Commitment and the Loans owing to it (including RBS’s rights and obligations under the L/C Facility and the Swingline Facility) to each Increasing Lender in the amount set forth on such Increasing Lender’s signature page attached hereto and RBS shall cease to be a Lender under the Credit Facility.  Upon their respective execution of this Amendment, each Increasing Lender hereby agrees to and accepts such assignments.

(c)                                  Accordingly and notwithstanding any provision to the contrary contained in the Credit Agreement, the Administrative Agent, the Borrower, US Bank and the Lenders hereby agree that, upon the Effective Date hereof, (i) US Bank shall have assigned, without recourse, $15,000,000 of its Commitment and the Loans owing to it (including US Bank’s rights and obligations under the L/C Facility and the Swingline Facility) to First Tennessee, (ii) the remaining $10,000,000 Commitment of US Bank shall be permanently reduced to zero ($0) and (iii) US Bank shall cease to be a Lender under the Credit Facility.  Upon its execution of this Amendment, First Tennessee hereby agrees to and accepts the foregoing assignment.

(d)                                 Notwithstanding the foregoing, the Exiting Lenders shall continue to be entitled to the benefits of Section 4.8, Section 4.9, Section 4.11 and Section 13.3 of the Credit Agreement with respect to facts and circumstances occurring prior to the Effective Date hereof.  The Increasing Lenders shall purchase and assume any outstanding principal Loan amounts owed to RBS in accordance with their allocation of RBS’s Commitment on the Effective Date hereof.  The aggregate principal amount of all such outstanding Loans owed to RBS to be purchased and assumed on the Effective Date is $3,707,928.57.  First Tennessee shall purchase and assume the outstanding principal Loan amounts owed to US Bank in proportion with its $15,000,000 Commitment on the Effective Date.  All remaining outstanding principal Loan amounts owed to US Bank (i.e., the outstanding principal Loans related to the $10,000,000 Commitment reduction) shall be purchased and assumed by the Lenders (including First Tennessee and excluding the Exiting Lenders) on a pro rata basis among all Lenders on the Effective Date.  The aggregate principal amount of all such outstanding Loans owed to US Bank to be purchased and assumed on the Effective Date is $6,179,880.96.  All commitment and other fees and interest accrued and owed to the Exiting Lenders and the Lenders in connection with the Credit Facility will be paid to the applicable Exiting Lender and the Lenders on the Effective Date.

(e)                                  Each Exiting Lender hereby makes each representation and warranty set forth in Section 1.1 of Annex I to Exhibit G (Assignment and Assumption) to the Credit Agreement.  Each Increasing Lender and First Tennessee hereby makes each representation and warranty set forth in Section 1.2 of Annex I to Exhibit G (Assignment and Assumption) to the Credit Agreement.

(f)                                    The Administrative Agent shall adjust the Register to reflect the foregoing Commitment reduction and assignments and reallocation of outstanding Loans.  Each Exiting Lender shall return any and all original notes it may have received in connection with the Credit Facility and, to the extent requested by any Increasing Lender or First Tennessee, the Borrower shall execute and deliver Notes evidencing such Lender’s increased/new Commitment.

(g)                                 Each Exiting Lender and each other party to this Amendment acknowledges and agrees that each Exiting Lender is signing this Amendment solely to effect the foregoing assignments and shall not be considered a “Lender” for purposes of determining and calculating approval of this Amendment.  The Exiting Lenders shall not be entitled to any fees that may be paid in connection with the execution and delivery of this Amendment, including, without limitation, the fees noted in Section 4(b).  Each Increasing Lender shall be entitled to fees based upon its Commitment as increased pursuant to this Section 3 and First Tennessee shall be entitled to fees based upon its Commitment acquired pursuant to this Section 3.

(h)                                 The events and transactions described and contemplated in this Section 3 are not intended to, and shall not, constitute a novation of the Credit Agreement or of any indebtedness incurred in connection therewith, including, without limitation, any Obligations.

Section 4.                                            Conditions of Effectiveness.  This Amendment shall become effective when, and only when, the Administrative Agent shall have received the following, in form and substance satisfactory to the Administrative Agent:

(a)                                  Amendment Documents.  The Administrative Agent shall have received counterparts of this Amendment executed by each of the Borrower, the Parental Entities, each Lender, each Exiting Lender, First Tennessee, the Administrative Agent and the Subsidiary Guarantors.

(b)                                 Fees and Expenses.

(i)                                     The Administrative Agent shall have been reimbursed by the Borrower for all reasonable fees and out-of-pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the fees and expenses referred to in Section 7 of this Amendment, the Credit Agreement and the transactions contemplated thereby, including, without limitation, the reasonable fees and expenses of counsel to the Administrative Agent.

(ii)                                  The Borrower shall have paid to the Administrative Agent (or its applicable affiliates), for the account of each Lender (including the Administrative Agent, each Increasing Lender and First Tennessee), an amendment fee in an amount equal to 12.5 basis points times the sum of each Lender’s Revolving Credit Commitment under the Credit Agreement (in each case, as of the Effective Date and after giving effect to the assignments set forth in Section 3 hereof).

(iii)                               The Borrower shall have paid to the Administrative Agent, for the account of each Exiting Lender and each Lender, all commitment and other fees and interest accrued through and including the Effective Date.

(c)                                  Control Agreement.  The Administrative Agent shall have received a control agreement providing the Administrative Agent with Control (as such term is defined in the Collateral Agreement) over the securities account numbered 12830618 with Wells Fargo Brokerage Services, LLC.

(d)                                 Opinion of Counsel.                                     The Administrative Agent shall have received a favorable opinion of counsel to the Borrower and the Guarantors addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, this Amendment and such other matters as the Administrative Agent shall request.

(e)                                  Certificate of Responsible Officer.  The Administrative Agent shall have received (in form and substance reasonably satisfactory thereto) from each Credit Party, a certificate of a Responsible Officer of such Credit Party (i) certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing the documents required pursuant to this Section 4 to which such Credit Party is a party; (ii) containing a representation that the articles of incorporation and bylaws (or equivalent documentation) of such Credit Party delivered on December 22, 2004 in connection with the Credit Agreement remain unchanged as of the Effective Date (or attaching such applicable amendments thereto), (iii) attaching resolutions duly adopted by the respective governing body of such Credit Party authorizing, as applicable, the execution, delivery and performance of this Amendment and approving the transactions contemplated hereby and (iv) attaching a certificate as of a recent date of the good standing of such Credit Party from its jurisdiction of incorporation or organization;

(f)                                    Other Documents.  The Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.

Section 5.                                            Representations and Warranties of the Borrower and Guarantors.  Each of the Borrower and the Guarantors represents and warrants as follows:

(a)                                  The execution, delivery and performance of this Amendment by the Borrower and each Guarantor are within such entity’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such entity’s charter or by-laws, (ii) any law or any contractual restriction binding on or affecting such entity, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by the such entity (other than as contemplated hereby).

(b)                                 No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Amendment.

(c)                                  This Amendment constitutes the legal, valid and binding obligation of each of the Borrower, the Parental Entities and their respective Subsidiaries, as the case may be, enforceable against each such entity, as the case may be, in accordance with its terms.

(d)                                 There is no pending or overtly threatened action or proceeding affecting the Borrower, any Parental Entity or any of their respective Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower, any Parental Entity or any Subsidiary or which purports to affect the legality, validity or enforceability of this Amendment.

(e)                                  The representations and warranties made by the Borrower and the Parental Entities pursuant to Article VI of the Credit Agreement are true and correct in all material respects (provided, that to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, each such representation and warranty is true and correct in all respects) with the same effect as if made on and as of the date hereof, except for any representation and warranty made as of an earlier date, which such representation and warranty shall remain true and correct in all material respects (provided, that to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, each such representation and warranty is true and correct in all respects) as of such earlier date and, after giving effect to the waiver and consent set forth in Section 2 hereof, no Default or Event of Default has occurred and is continuing.

(f)                                    The representations and warranties made by the Subsidiary Guarantors as set forth in Article III of the Subsidiary Guaranty Agreement are true and correct in all material respects (provided, that to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, each such representation and warranty is true and correct in all respects) on the Effective Date, except for representations and warranties made as of an earlier date which such representations and warranties shall remain true and correct in all material respects (provided, that to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, each such representation and warranty is true and correct in all respects) as of such earlier date.

Section 6.                                            Reference to and Effect on the Loan Documents.

(g)                                 On and following the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

(h)                                 The Credit Agreement, except as specifically amended by this Amendment, and all other Loan Documents are, and shall continue to be, in full force and effect and are hereby in all respects ratified and confirmed.

(i)                                     The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents.

Section 7.                                            Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.  The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 7.  In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

Section 8.                                            Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 9.                                            Governing Law.  This Amendment shall be governed by, construed and enforced in accordance with under the laws of the State of New York, including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York, without reference to any the other conflicts of law principles thereof.

Section 10.                                      Fax Transmission.  A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

Section 11.                                      Entire Agreement.  This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

Section 12.                                      Successors and Assigns.  This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and assigns.

Section 13.                                      Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TUESDAY MORNING, INC., as Borrower

By:	/s/ Elizabeth Schroeder
	Name:	Elizabeth Schroeder
	Title:	EVP & CFO

TUESDAY MORNING CORPORATION, as a Parental Entity

By:	/s/ Elizabeth Schroeder
	Name:	Elizabeth Schroeder
	Title:	CFO, Secretary, Treasurer

TMI HOLDINGS, INC., as a Parental Entity

By:	/s/ Susan Johnson
	Name:	Susan Johnson
	Title:	President

[Signature Pages Continue]

WACHOVIA BANK, NATIONAL
ASSOCIATION, as Administrative Agent,
Swingline Lender, Issuing Lender, a Lender and an Increasing Lender

By:	/s/ Thomas M. Harper
	Name:	Thomas M. Harper
	Title:	Senior Vice President

Increase in Commitment Amount: $2,500,000

WELLS FARGO BANK, N.A., as a Lender and an Increasing Lender

By:	/s/ Jason L. Weighter
	Name:	Jason L. Weighter
	Title:	Vice President

Increase in Commitment Amount: $2,500,000

LASALLE BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Terrence Ward
	Name:	Terrence Ward
	Title:	Senior Vice President

SOVEREIGN BANK, as a Lender

By:	/s/ Judith C.E. Kelly
	Name:	Judith C.E. Kelly
	Title:	Senior Vice President

FIRST TENNESSEE BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Stephen R. Deaton
	Name:	Stephen R. Deaton
	Title:	Senior Vice President

Commitment Amount: $15,000,000

CAPITAL ONE, N.A., as a Lender and an Increasing Lender

By:	/s/ Seth P. Allen
	Name:	Seth P. Allen
	Title:	S.V.P.

Increase in Commitment Amount: $10,000,000

U.S. BANK NATIONAL ASSOCIATION,
as an Exiting Lender

By:	/s/ Veronica Morrissette
	Name:	Veronica Morrissette
	Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as an Exiting Lender

By:	/s/ Belinda Tucker
	Name:	/s/ Belinda Tucker
	Title:	Senior Vice President

ACKNOWLEDGEMENT AND CONSENT
To
FIRST AMENDMENT TO CREDIT AGREEMENT

Dated as of April 18, 2007

The undersigned, as (a) Guarantors under the Subsidiary Guaranty Agreement and the Parental Entity Guaranty Agreement, each dated December 22, 2004 (as amended or supplemented, the “Guaranty Agreements”) and (b) as Grantors (as defined in the Collateral Agreement) under the Collateral Agreement dated as of December 22, 2004, each hereby acknowledge and consent to the foregoing Amendment and hereby confirm and agree that (i) the Guaranty Agreements and the Collateral Agreement are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (ii) all of the Collateral described in the Collateral Agreement does, and shall continue to, secure the payment of all of the Obligations (as defined therein).

TUESDAY MORNING CORPORATION, as Guarantor

By:	/s/ Elizabeth Schroeder
	Name:	Elizabeth Schroeder
	Title:	CFO, Secretary, Treasurer

TMI HOLDINGS, INC., as Guarantor

By:	/s/ Susan Johnson
	Name:	Susan Johnson
	Title:	President

FRIDAY MORNING, INC., as Guarantor

By:	/s/ Elizabeth Schroeder
	Name:	Elizabeth Schroeder
	Title:	EVP & Secretary

DAYS OF THE WEEK, INC., as Guarantor

By:	/s/ Susan Johnson
	Name:	Susan Johnson
	Title:	Treasurer

NIGHTS OF THE WEEK, INC., as Guarantor

By:	/s/ Susan Johnson
	Name:	Susan Johnson
	Title:	President

TUESDAY MORNING PARTNERS, LTD., as Guarantor

By: Days of the Week, Inc., its General Partner

By:	/s/ Susan Johnson
	Name:	Susan Johnson
	Title:	Treasurer